Exhibit 4.9

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

Dated as of February 6, 2007,

by and among

Yankee Acquisition Corp.,

Yankee Holding Corp.

and

Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 6, 2007, by and among Yankee Acquisition Corp., a Massachusetts corporation that shall be merged with and into The Yankee Candle Company Inc., a Massachusetts corporation as the surviving corporation (the “Company”), Yankee Holding Corp., a Delaware corporation (the “Parent Guarantor”), and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s $325,000,000 aggregate principal amount of 8 1/2% Senior Notes due 2015 (the “Senior Notes”) and $200,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes” and, together with the Senior Notes, collectively, the “Notes”), pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated February 1, 2007 (the “Purchase Agreement”), by and among Yankee Acquisition Corp, the Parent Guarantor and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company and the Parent Guarantor have agreed to provide the registration rights set forth in this Agreement.

The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(n) of the Purchase Agreement. The Senior Notes are to be issued pursuant to an Indenture (the “Senior Notes Indenture”) dated the date hereof among Yankee Acquisition Corp., the Parent Guarantor and HSBC Bank, USA, National Association, as trustee (the “Senior Notes Trustee”). The Senior Subordinated Notes are to be issued pursuant to an Indenture (the “Senior Subordinated Notes Indenture” and, together with the Senior Notes Indenture, collectively, the “Indentures”) dated the date hereof among Yankee Acquisition Corp., the Parent Guarantor and HSBC Bank, USA, National Association, as trustee (the “Senior Subordinated Notes Trustee” and, together with the Senior Notes Trustee, collectively, the “Trustees”). The Notes will have the terms and provisions described in the relevant Indentures and will be guaranteed (the “Guarantees” and, together with the Notes, collectively, the “Securities”) by the Parent Guarantor.

The Notes are being issued in connection with the financing of the acquisition by Madison Dearborn Partners LLC or one or more of its affiliates (collectively, the “Sponsor”), as well as certain other parties, of all of the capital stock of The Yankee Candle Company, Inc (the “Acquisition”). On or after the date hereof, the Acquisition will be effected by the merger (the “Merger”) of Yankee Acquisition Corp. with and into The Yankee Candle Company, Inc., with The Yankee Candle Company, Inc. surviving the merger. Immediately after giving effect to the Merger, The Yankee Candle Company, Inc. and each entity listed on Schedule II hereto (collectively, the “Subsidiary Guarantors”, and together with Parent Guarantor, collectively, the “Guarantors”) shall execute and deliver a (i) a supplemental indenture to the Senior Notes Indenture (the “Senior Notes Supplemental Indenture”), (ii) a supplemental indenture to the Senior Subordinated Notes Indenture (the “Senior Subordinated Notes Supplemental Indenture” and, together with the Senior Notes Supplemental Indenture, the “Supplemental Indentures”), in each case whereby The Yankee Candle Company, Inc. and each Subsidiary Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated in the Indenture as if it was an original signatory thereto and the Subsidiary

Guarantors will execute a notation of guarantee representing its Guarantee and (iii) a registration rights joinder agreement (the “Registration Rights Joinder Agreement”) substantially in the form of Exhibit A hereto whereby The Yankee Candle Company, Inc. and each Subsidiary Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated in this Agreement as if it was an original signatory thereto. The covenants and agreements of the Company and the Subsidiary Guarantors set forth in this Agreement shall not become effective as to the Company and the Subsidiary Guarantors until the execution by each of them of the Registration Rights Joinder Agreement, at which time such covenants and agreements shall become effective as to the Company and the Subsidiary Guarantors as if made on the date hereof pursuant to the terms of the Registration Rights Joinder Agreement.

References herein to (i) the “Company” refers prior to the Merger to Yankee Acquisition Corp. and following the Merger to the Company and (ii) “Guarantors” refers prior to the Merger solely to Parent Guarantor and following the Merger, and upon the execution of the Registration Rights Joinder Agreement, to each Guarantor.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indentures.

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act: The Securities Act of 1933, as amended.

Affiliate: As defined in Rule 144 of the Act.

Applicable Period: As defined in Section 3(c) hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: A day other than a Saturday or Sunday or any day on which banking institutions in The City of New York are authorized or obligated by law to close.

Closing Date: The date of this Agreement.

Commission: The U.S. Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the keeping of the Exchange Offer open pursuant to an effective Exchange Offer Registration Statement for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company and the Guarantors to the Registrar under the Indentures of the Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Securities validly tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Effectiveness Deadline: As defined in Section 4(a) hereof.

Exchange Act: The U.S. Securities Exchange Act of 1934, as amended.

Exchange Guarantees: The Guarantees registered under the Act to be issued pursuant to the Indentures: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Notes: Collectively, the Company’s Senior Exchange Notes and Senior Subordinated Exchange Notes, registered under the Act, to be issued pursuant to the Indentures: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Exchange Offer: The exchange and issuance by the Company and the Guarantors of a principal amount of Exchange Securities (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Securities that are validly tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Effectiveness Deadline: As defined in Section 3(a) hereof.

Exchange Offer Filing Deadline: As defined in Section 3(a) hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: Collectively refers to the Exchange Notes and the related Exchange Guarantees.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

Holders: As defined in Section 2 hereof.

Interest Payment Date: As defined in the Notes and the Exchange Notes.

Person: As defined in the Indentures.

Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Recommencement Date: As defined in Section 6(e) hereof.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Regulation S: Regulation S promulgated under the Act.

Rule 144: Rule 144 promulgated under the Act.

Senior Exchange Notes: $325,000,000 aggregate principal amount of the Company’s 8 1/2% Senior Notes due 2015, registered under the Act, to be issued pursuant to the Senior Notes Indenture in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Senior Subordinated Exchange Notes: $200,000,000 aggregate principal amount of the Company’s 9 3/4% Senior Subordinated Notes due 2017, registered under the Act, to be issued pursuant to the Senior Subordinated Notes Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

Shelf Registration Statement: As defined in Section 4 hereof.

Suspension Notice: As defined in Section 6(e) hereof.

TIA: The U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indentures are qualified under the TIA.

Transfer Restricted Securities: (i) Each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Act, (b) the date on which such Security has been effectively registered under the Act and sold or otherwise disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Security is eligible to be distributed to the public pursuant to Rule 144(k) under the Act or otherwise may be resold without restriction under federal securities laws, or (d) the date on which such Security ceases to be outstanding, and (ii) each Exchange Security acquired by a Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, until the date on which such Exchange Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

SECTION 2. HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns, beneficially or otherwise, Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission with respect to any Transfer Restricted Securities within 210 days after the Closing Date (such 210th day being the “Exchange Offer Filing Deadline”), (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 30 days of the filing of the Exchange Offer Registration Statement (or 120 days if reviewed by the Commission) (such 30th or 120th day being the “Exchange Offer Effectiveness Deadline”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting (i) registration of the Exchange Securities to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Securities by Broker-Dealers that tendered into the Exchange Offer Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Securities acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to Holders. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days after the effectiveness of such Exchange Offer Registration Statement (such 45th day being the “Consummation Deadline”).

(c) The Company and the Guarantors shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Securities received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Securities by Broker-Dealers, the Company and the Guarantors agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period beginning on the date on which the Exchange Offer is Consummated and ending on the date that is 180 days after the Consummation of the Exchange Offer (the “Applicable Period”), or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto, if requested by the Initial Purchasers or by one or more Broker-Dealers that is participating in the Exchange Offer. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, at any time during the Applicable Period (or such shorter period as provided in the foregoing sentence) in order to facilitate resales.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) due to any change in law or the applicable interpretations of the staff of the Commission, the Company and the Guarantors are not permitted to effect an Exchange Offer, (ii) for any other reason the Exchange Offer is not Consummated by the Consummation Deadline or (iv) any Holder of Securities notifies the Company prior to the 20th Business day following the Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall, at their expense:

(x) promptly cause to be filed with the Commission a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”));

(y) use their respective commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to the 60th day after the date on which the obligation to file a Shelf Registration Statement arises after the Closing Date (the “Effectiveness Deadline”).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years or, if Rule 144(k) under the Act is amended to permit unlimited resales by non-affiliates within a lesser period, such lesser period (as extended pursuant to Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K and such other information as the Company may reasonably request, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(c) Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering.

(d) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

SECTION 5. ADDITIONAL INTEREST

If (i) the Company and the Guarantors fail to file the Exchange Offer Registration Statement with the Commission on or prior to the Exchange Offer Filing Deadline, (ii) the

Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the Exchange Offer Effectiveness Deadline, (iii) the Exchange Offer is not Consummated by the Consummation Deadline, (iv) any Shelf Registration Statement required to be filed pursuant to Section 4(a) hereof is not filed with the Commission prior to the Shelf Registration Filing Deadline and (v) any Shelf Registration Statement required by this Agreement is filed and declared effective thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (v) a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby additional interest (“Additional Interest”) in an amount equal to 0.25% per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for the first 90 day period immediately following the occurrence of such Registration Default. The amount of Additional Interest shall increase, beginning the day after the date specified in clause (i), (ii), (iii), (iv) or (v) above, as applicable. Thereafter, the interest rate borne by the Notes will be increased by an additional 0.25% per annum per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1.00% per annum per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at any given time.

Upon (a) the filing of the Exchange Offer Registration Statement and/or, if applicable, the Shelf Registration Statement, the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such Registration Default shall cease (in the case of clause (i) above), (b) the effectiveness of the Exchange Offer Registration Statement (in the case of clause (ii) above), (c) the Consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be (in the case of clause (iii) above), (d) the effectiveness of a Shelf Registration Statement (in the case of clauses (iv) and (v) above), the interest rate borne by the Notes will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, further, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii), (iv) or (v) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indentures, on each Interest Payment Date, as more fully set forth in the Indentures, the Notes and the Exchange Notes. Notwithstanding the fact that any securities for which Additional Interest is due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Additional Interest with respect to such securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Sections 6(c) and 6(d) hereof, (y) use their respective commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Securities by any Broker-Dealer that tendered Securities in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Securities acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i) If, following the Closing Date there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities, but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Notwithstanding the foregoing, the Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be reasonably requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer other than certain specified holders) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (C) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Act) of the Exchange Securities, to be issued in the Exchange Offer, (D) it is acquiring the Exchange Securities in its ordinary course of business and (E) if such Holder is a Broker-Dealer, that it will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such Exchange Securities. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s and the Guarantors’ preparations for the Exchange Offer. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Securities will be required to acknowledge and agree that, if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this

Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor the Guarantors has entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(i) comply with all the provisions of Sections 6(c) and 6(d) hereof and use their respective commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will, within the time periods specified in Section 4(a), prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

(ii) issue, upon the request of any Holder or purchaser of Securities covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company and the Guarantors shall register Exchange Securities on the Shelf Registration Statement for this purpose and issue the Exchange Securities to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities and Exchange Securities by Broker-Dealers), the Company and the Guarantors shall:

(i) use their respective commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement in the case of clause (A), correcting any such misstatement or omission, and in the case of either clause (A) or (B), use their respective commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable; if at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. Notwithstanding the foregoing, the Company and the Guarantors may suspend the effectiveness of the Shelf Registration Statement for up to two periods of no greater than 45 days each during any 365-day period if the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or the Guarantors, and the Company notifies the Holders of Transfer Restricted Securities within two Business Days after such board of directors makes such determination; provided, however, that (i) upon the abandonment, consummation or termination of such proposed or pending material corporate transaction, the suspension of the use of the Shelf Registration Statement shall cease and the Company and the Guarantors shall promptly notify the Holders that disposition of the Transfer Restricted Securities may resume and (ii) the two-year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Shelf Registration Statement was suspended pursuant to the foregoing; and provided further, however, that Additional Interest shall accrue on the Notes as provided in Section 5 hereof;

(ii) use their respective commercially reasonable efforts to (A) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration

Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and (C) to comply fully with the applicable provisions of Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(iv) use their respective commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to general service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(v) provide CUSIP numbers for all Transfer Restricted Securities or Exchange Securities, as the case may be, not later than the effective date of such Registration Statement covering such Transfer Restricted Securities or Exchange Securities, as the case may be, and provide the Trustees under the Indentures with certificates for the Transfer Restricted Securities or Exchange Securities, as the case may be, which are in a form eligible for deposit with The Depository Trust Company;

(vi) otherwise use their respective commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its Holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act) no later than 45 days after the end of the twelve-month period (or 90 days after the end of the twelve month period if such period is a fiscal year); and

(vii) cause the Indentures to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustees and the Holders to effect such changes to the Indentures as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their respective commercially reasonable efforts to cause the Trustees thereunder to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indentures to be so qualified in a timely manner.

(d) Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses. In connection with (1) each Shelf Registration Statement, and (2) each Exchange Offer Registration Statement, if and to the extent that an Initial Purchaser has notified the Company in accordance with Section 3(a) hereof that it is a Holder of Exchange Notes that are Transfer Restricted Securities (for so long as such Exchange Notes are Transfer Restricted Securities or for the period provided in Section 3 hereof, whichever is shorter), the Company and the Guarantors shall:

(i) advise each Holder, through the Trustee or directly to any such Holder who has provided notice of such Holder’s contact information, promptly (but in any event within three Business Days) and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which it was made, not misleading; and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the Initial Purchasers and each Holder who is named in the Registration Statement prompt notice of the withdrawal of any such order;

(ii) if any fact or event contemplated by Section 6(d)(i)(D) above shall exist or have occurred, use their commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) furnish to each Holder, through the Trustee or directly to any such Holder who has provided notice of such Holder’s contact information, in connection with such exchange or sale, if any (or, in connection with any Exchange Offer Registration Statement, furnish to counsel for the Initial Purchasers), before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (but excluding all documents incorporated by reference after the initial filing of such Registration Statement as a result of the Company’s periodic reporting requirements under the Exchange Act), which documents will be subject to the review and comment of such Holders (and counsel, as the case may be) in connection with such sale, if any, for a period of at least four Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of the Company’s periodic reporting requirements under the Exchange Act) to which such Holders (or counsel, as the case may be) shall reasonably object within four Business Days after the receipt thereof; a Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(iv) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder, through the Trustee or directly to such Holder who has provided notice of such Holder’s contact information (or in connection with any Exchange Offer Registration Statement, furnish to counsel for the Initial Purchasers), in connection with such exchange or sale, if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders (and counsel, as the case may be) may reasonably request;

(v) furnish or make available, at reasonable times, for inspection by each Holder in connection with any Shelf Registration Statement or Exchange Offer Registration Statement and any attorney or any accountant retained by the Holders in connection with any Shelf Registration Statement or Exchange Offer Registration Statement, all relevant financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering

(A) shall be coordinated on behalf of the selling Holders, underwriters or any representative thereof by one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of Transfer Restricted Securities, and (B) shall not be available to any such Holder who does not agree to hold such information in confidence and not to trade in securities of the Company in violation of federal and state securities laws;

(vi) if requested by any Holders (or, in connection with any Exchange Offer Registration Statement, the Initial Purchasers and their counsel) in connection with such exchange or sale, and use their respective commercially reasonable efforts to promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Company and the Guarantors shall not be required to take any action pursuant to this section that would, in the opinion of counsel for the Company and the Guarantors reasonably satisfactory to the Initial Purchasers, violate applicable law;

(vii) make available to each Holder (or, in connection with any Exchange Offer Registration Statement, counsel for the Initial Purchasers) in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including, if requested, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) to the extent such documents are not otherwise filed with the Commission and available through the Electronic Data Gathering and Retrieval System;

(viii) deliver to each Holder (or, in connection with any Exchange Offer Registration Statement, the Initial Purchasers and their counsel) without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder (or, in connection with any Exchange Offer Registration Statement, the Initial Purchasers and their counsel) reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(ix) upon the request of any Holder in connection with a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement in customary form) and make such customary representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder or Holders of Transfer Restricted Securities who hold at least 10% in aggregate principal of the Transfer Restricted Securities; provided, however, that the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and may delay for a reasonable period of time, but not in excess of an aggregate of 90-days in any 365-day period, entering into such agreement if the board of directors of the Company determines in good faith that it is in the best interest of the Company and the Guarantors not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company and the Guarantors. In connection with any sale or resale pursuant to a any applicable Registration Statement, the Company and the Guarantors shall:

(A) upon request of any Holder, furnish (or in the case of clauses (2) and (3) below, use their respective commercially reasonable efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

(1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company and the Guarantors by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in Sections 7(i) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering the matters substantially similar to those set forth in Exhibits C, D and E of the Purchase Agreement; and

(3) a customary comfort letter(s), dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(h) of the Purchase Agreement; and

(B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (ix);

(x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to general service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

(xi) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act; provided, that any such documents that are filed with the Commission and available through the Electronic Data Gathering and Retrieval System shall be deemed to have been so provided.

(e) Restrictions on Holders. Each Holder’s acquisition of a Transfer Restricted Security constitutes such Holder’s agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice shall be required to either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne jointly and severally by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation, as applicable: (i) all Commission, securities exchange or NASD registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including, without limitation, printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and one counsel for the Holders of Transfer

Restricted Securities (which shall be Milbank, Tweed, Hadley & McCloy LLP or such other counsel as may be selected by a majority of such Holders); (v) all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company shall, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement, including any amendment or supplement thereto, and any other documents delivered to any Holders), the Company and the Guarantors shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the “Plan of Distribution” section contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Milbank, Tweed, Hadley & McCloy LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared).

(c) Each Holder of Transfer Restricted Securities will pay all underwriting discounts and commissions, if any, and agency fees, commissions and transfer taxes, if any, relating to the disposition of such Holder’s Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holder.

SECTION 8. INDEMNIFICATION

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), to the fullest extent lawful from and against any and all losses, claims, damages, liabilities or judgments, (including without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Securities or registered Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders. In connection with any underwritten registration permitted by Section 3 hereof, the Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each investment bank or investment banks and manager or managers that will administer the offering, their respective affiliates and each person who controls such persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to substantially the same extent as provided above with respect to the indemnification of the Holders.

(b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement or in any amendment or supplement thereto. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) hereof (the “indemnified party”), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying person”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and (b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a) hereof, and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 25 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Securities that are Transfer Restricted Securities, the sale of the Notes for which such Exchange Securities were exchanged) or (ii) if the allocation provided by each clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause 8(d)(i) but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any reasonable legal fees or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and, by its acquisition of Transfer Restricted Securities, each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

The Company and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or the Guarantors (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. FUTURE GUARANTEES

If, prior to the Consummation of the Exchange Offer or prior to the effectiveness of the Shelf Registration Statement, as the case may be, any subsidiary of the Company executes a guarantee in accordance with the terms and provisions of the Indentures, the Company shall cause such subsidiary to execute and deliver to the parties hereto a counterpart signature page to this Agreement and such subsidiary shall be bound by all the provisions of this Agreement as a “Guarantor.”

SECTION 11. MISCELLANEOUS

(a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as may be disclosed in the Offering Memorandum (as defined in the Indentures), the Company and the Guarantors have not previously entered into any agreement granting any registration rights with respect to their respective securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 11(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof that relate exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the registrar under the Indentures, with a copy to the registrar under the Indentures; and

(ii) if to the Company or the Guarantors:

The Yankee Candle Company, Inc.

16 Yankee Candle Way

South Deerfield, MA 01373

Attention: Jim Perley

Fax: (413) 665-9743

with a copy to:

Madison Dearborn Partners, LLC

Three First National Plaza, 38th Floor

Chicago, IL 60602

Attention: Robin P. Selati

Fax: (312) 895-1056

with a copy to:

Kirkland & Ellis LLP

200 E. Randolph Dr.

Chicago, IL 60601

Attention: Carol Anne Huff

Fax: (312) 861-2200

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, when receipt acknowledged, if sent by facsimile transmission; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustees at the address specified in the Indentures.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indentures. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clause and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YANKEE ACQUISITION CORP.

By:	/s/ Bruce Besanko
Name: Bruce Besanko
Title: Chief Financial Officer

YANKEE HOLDING CORP.

By:	/s/ Bruce Besanko
Name: Bruce Besanko
Title: Chief Financial Officer

Accepted and agreed by:

LEHMAN BROTHERS INC. MERRILL LYNCH, FENNER, PIERCE & SMITH INCORPORATED

On behalf of themselves and as Representatives of the Initial Purchasers listed on Schedule I

By:	LEHMAN BROTHERS INC.

By:	/s/ Peter J. Toal
Name: Peter J. Toal
Title: Managing Director

By:	MERRILL LYNCH, FENNER, PIERCE & SMITH INCORPORATED

By:	/s/ Barry S. Price
Name: Barry S. Price
Title: Managing Director

Schedule I

INITIAL PURCHASERS

LEHMAN BROTHERS INC.

MERRILL LYNCH, FENNER, PIERCE & SMITH INCORPORATED

Schedule II

GUARANTORS

YANKEE HOLDING CORP.

YANKEE CANDLE RESTAURANT CORP.

QUALITY GIFT DISTRIBUTORS, INC.

AROMA NATURALS, INC.

YANKEE CANDLE ADMIN, LLC

EXHIBIT A